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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registrations Statement of G & L Realty Corp. on Form S-8 of our reports dated February 10, 1997, appearing in the Annual Report on Form 10-K of G & L Realty Corp. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Los Angeles, California
July 30, 1997